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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  November 12, 2002


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                 1-8400                  75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

AMR PRESENTING AT SALOMON TRANSPORTATION CONFERENCE

Don Carty, Chairman and CEO of AMR Corporation will be speaking at the 17th Annual Salomon Smith Barney Transportation Conference on Thursday November 14th at approximately 12:30pm ET.

Mr. Carty will be discussing the current state of AMR and the domestic airline industry and AMR's recent strategic initiatives to return to economic viability.

A webcast of this speech will be made available via the investor information section of AMR's corporate website at http://www.amrcorp.com.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  November 12, 2002